Exhibit 99.1
Alkermes Contacts:
For Investors: Rebecca Peterson, (781) 609-6378
For Media: Jennifer Snyder, (781) 609-6166
ALKERMES REPORTS FINANCIAL RESULTS FOR FISCAL 2011 AND PROVIDES
FINANCIAL EXPECTATIONS FOR FISCAL 2012
— Reports Record RISPERDAL® CONSTA® Revenues in Fiscal 2011 —

— Merger with Elan Drug Technologies Creates Leading Biopharmaceutical Company with CNS Focus —
WALTHAM, Mass., May 18, 2011 Alkermes, Inc. (NASDAQ: ALKS) today reported financial results for the fiscal year ended March 31, 2011, and provided financial expectations for its fiscal year 2012, on a standalone basis.
Financial highlights:
•	Total revenues of $186.6 million for fiscal 2011, driven by record manufacturing and royalty revenues from RISPERDAL® CONSTA®.

•	Record manufacturing and royalty revenues from RISPERDAL CONSTA of $154.3 million, driven by worldwide sales of RISPERDAL CONSTA of over $1.5 billion by Janssen, Division of Ortho-McNeil-Janssen Pharmaceuticals, Inc. and Janssen-Cilag (Janssen). For the fourth fiscal quarter, worldwide sales by Janssen were approximately $404 million, an increase of 6.8% over the same quarter in 2010.

•	Strong financial position, with cash and total investments of $294.7 million as of March 31, 2011, which reflects the redemption of all remaining non-recourse RISPERDAL CONSTA secured 7% Notes during the year, leaving Alkermes debt-free.

•	GAAP net loss of $45.5 million and pro forma net loss of $23.5 million for fiscal 2011.
Other recent highlights:
•	Entered into an agreement with Elan Corporation, plc for the merger of Alkermes with Elan Drug Technologies (EDT). The transaction is expected to be immediately accretive to cash earnings and accelerates Alkermes’ path to building a sustainably profitable biopharmaceutical company focused on central nervous system (CNS) diseases.

•	BYDUREON™ recommended for approval in the EU by the Committee for Medicinal Products for Human Use of the European Medicines Agency for the treatment of type 2 diabetes.

•	VIVITROL® approval in Russia for the treatment of opioid dependence received by Cilag GmbH International, a subsidiary of Johnson & Johnson.

•	Announced positive results from a phase 2 study evaluating exenatide once monthly in patients with type 2 diabetes.

•	Announced top-line results from DURATION-6, a head-to-head study designed to compare weekly BYDUREON to daily liraglutide.

•	Announced positive preliminary results from a phase 2 study of ALKS 37 for the treatment of opioid-induced constipation.

•	Partner Amylin Pharmaceuticals, Inc. (Amylin) commenced a thorough QT (tQT) study for BYDUREON in February 2011 and plans to submit the results of this study to the U.S. Food and Drug Administration (FDA) in the second half of calendar 2011.
“We enter fiscal 2012 stronger than ever and poised to build a major new biopharmaceutical company, with global scale and positioned for faster, more diversified and more amplified growth,” commented Richard Pops, Chief Executive Officer of Alkermes. “Our plan is to grow Alkermes into a much larger company that will reap the financial benefits of our key marketed products and the novel and proprietary products that are now in clinical development.”
Key operating results for fiscal 2011 include the following:
•	GAAP net loss of $45.5 million, or a basic and diluted loss per share of $0.48, including $19.8 million in share-based compensation expense and $2.2 million in costs related to the early redemption of the non-recourse RISPERDAL CONSTA secured 7% Notes. For fiscal 2010, GAAP net loss was $39.6 million, or a basic and diluted loss per share of $0.42, including $15.3 million in share-based compensation and severance expense and $18.9 million in charges associated with the relocation of the company’s corporate headquarters to Waltham, Massachusetts.

•	Pro forma net loss of $23.5 million, or a basic and diluted loss per share of $0.25 for fiscal 2011, compared to a pro forma net loss of $5.4 million, or a basic and diluted loss per share of $0.06 for fiscal 2010.

Alkermes is providing pro forma results as a complement to GAAP results. The pro forma measure excludes certain noncash or nonrecurring items, and Alkermes’ management believes these pro forma measures help to indicate underlying trends in the company’s ongoing operations. The reconciliation between pro forma diluted loss and reported diluted loss per share for fiscal 2011 and 2010 is provided in the following table:

		Charges Related to	Share-Based
		the Relocation of	Compensation and	Costs Related to	Reported GAAP
	Pro Forma	the Company’s	Severance	the Redemption of	Diluted
	Diluted Loss	Headquarters	Expense	the 7% Notes	Loss
FY 2011	($0.25)	$—	($0.21)	($0.02)	($0.48)
FY 2010	($0.06)	($0.20)	($0.16)	$—	($0.42)
Revenues
•	Total revenues for fiscal 2011 were $186.6 million, compared to $178.3 million for fiscal 2010.

•	Total manufacturing revenues for fiscal 2011 were $118.5 million, which included $116.1 million related to RISPERDAL CONSTA, $2.3 million related to the sale of polymer for BYDUREON and $0.1 million related to VIVITROL for sale in Russia, compared to $112.9 million for fiscal 2010, which included $109.0 million related to RISPERDAL CONSTA, $3.4 million related to the manufacture of polymer for BYDUREON and $0.5 million related to VIVITROL for sale in Russia.

•	Royalty revenues for fiscal 2011 were $38.3 million, of which $38.1 million related to RISPERDAL CONSTA, based on net sales of approximately $1.5 billion, compared to $37.0 million for fiscal 2010, of which $36.9 million related to RISPERDAL CONSTA, based on net sales of approximately $1.5 billion.

•	Net sales of VIVITROL for fiscal 2011 were $28.9 million, compared to net sales of $20.2 million for fiscal 2010.

•	Research and development (R&D) revenue under collaborative arrangements for fiscal 2011 was $0.9 million, compared to $3.1 million for fiscal 2010.

•	Net collaborative profit for fiscal 2011 was $0, compared to $5.0 million for fiscal 2010.

Costs and Expenses
•	Cost of goods manufactured and sold for fiscal 2011 was $52.2 million, which included $41.0 million related to RISPERDAL CONSTA, $8.8 million related to VIVITROL and $2.4 million related to the manufacture of polymer for BYDUREON, compared to $49.4 million for fiscal 2010, of which $40.2 million related to RISPERDAL CONSTA, $6.9 million related to VIVITROL and $2.3 million related to the manufacture of polymer for BYDUREON.

•	R&D expenses for fiscal 2011 were $97.2 million, compared to $95.4 million for fiscal 2010. Fiscal 2010 R&D expenses included $18.7 million of charges related to the relocation of the company’s corporate headquarters to Waltham, Massachusetts.

•	Selling, general and administrative (SG&A) expenses for fiscal 2011 were $82.8 million, compared to $76.5 million for fiscal 2010.

•	Share-based compensation expense (included in operating expenses above) for fiscal 2011 was $19.8 million, of which $1.7 million related to cost of goods manufactured, $6.2 million related to R&D expenses and $11.9 million related to SG&A expenses. Share-based compensation expense for fiscal 2010 was $13.9 million, of which $1.5 million related to cost of goods manufactured, $3.5 million related to R&D expenses and $8.9 million related to SG&A expenses.

•	Interest income for fiscal 2011 was $2.7 million, compared to $4.7 million for fiscal 2010. Interest expense for fiscal 2011 was $3.3 million, compared to interest expense of $6.0 million for fiscal 2010.
At March 31, 2011, Alkermes had cash and total investments of $294.7 million, compared to $285.0 million at December 31, 2010, and $350.2 million at March 31, 2010. During fiscal 2011, Alkermes reported a net cash outflow from operations of $5.9 million. In addition, in fiscal 2011, Alkermes made principal and interest payments of $46.4 million related to the redemption in full of Alkermes’ non-recourse RISPERDAL CONSTA secured 7% Notes.
“During fiscal 2011, we maintained our financial discipline and achieved objectives set out at the beginning of the year, which left us in a position of financial strength,” stated James Frates, Chief Financial Officer of Alkermes. “In addition, the merger with EDT will immediately make the company profitable on a cash basis and diversify our revenues. We will have the ability to grow earnings while also laying the foundation for growth by investing prudently in our promising pipeline.”
Financial Expectations for Fiscal 2012
The following outlines Alkermes’ financial expectations for the fiscal year ending March 31, 2012. These financial expectations do not include any impact of the proposed merger with EDT. Financial expectations for the combined Alkermes/EDT business will be provided upon completion of the transaction. These financial expectations do include the impact of share-based compensation expense. The following statements are forward-looking, and actual results may differ materially. Please see “Note Regarding Forward-Looking Statements” at the end of this release and Alkermes’ annual and quarterly reports on file with the U.S. Securities and Exchange Commission (SEC) for a description of risks that could cause results to differ materially from these forward-looking statements.
•	Revenues: The company expects total revenues to range from $205 to $229 million.

•	The company expects total manufacturing revenues to range from $121 to $127 million. The expected manufacturing revenues for RISPERDAL CONSTA range from $120 to $125 million and are based on a purchase forecast from Janssen and assume no significant changes in exchange rates. The expected manufacturing revenues from sales of polymer to manufacture BYDUREON range from $1 to $2 million and are based on a purchase forecast from Amylin. Both Janssen and Amylin have the right to change the timing and amount of their purchases. Alkermes’ revenue estimates are also dependent upon its ability to manufacture sufficient quantities of RISPERDAL CONSTA and polymer for BYDUREON to meet its partners’ estimates.

•	The company expects total royalty revenues to range from $37 to $45 million. The expected royalty revenues from RISPERDAL CONSTA range from $37 to $39 million. The company expects royalty revenues from sales of BYDUREON in the EU of up to $5 million and royalty revenues from sales of VIVITROL in Russia of up to $1 million. Sales of RISPERDAL CONSTA, BYDUREON and VIVITROL in Russia are dependent on the company’s partners. These expectations assume no significant changes in exchange rates.

•	The company expects net product sales from VIVITROL to range from $40 to $50 million.

•	The company expects R&D revenues of $7 million, receivable from Amylin upon first commercial sale of BYDUREON in the EU.

•	Cost of Goods Manufactured: The company expects total cost of goods manufactured to range from $46 to $57 million. The expected cost of goods manufactured related to RISPERDAL CONSTA ranges from $40 to $45 million. The expected cost of goods manufactured related to VIVITROL ranges from $5 to $10 million. The expected cost of goods manufactured related to polymer for BYDUREON ranges from $1 to $2 million. These cost estimates are based on expected sales by Alkermes in the U.S., projected orders from Janssen and Amylin and the company’s historical manufacturing yields. Margins on RISPERDAL CONSTA, VIVITROL and polymer for BYDUREON are dependent on many factors and may fluctuate. Orders from Janssen and Amylin are subject to change at any time.

•	R&D Expenses: The company expects R&D expenses to range from $110 to $125 million. This expectation is based on product candidates moving into later-stage development and does not assume any new collaborative arrangements.

•	SG&A Expenses: The company expects SG&A expenses to range from $85 to $95 million. These expectations include the company’s continuing commercialization operations for VIVITROL.

•	Operating Loss: The company expects operating loss to range from $36 to $48 million.

•	Net Interest and Income Taxes: The company expects net interest income to range from $0 to $3 million, and does not expect to incur any income taxes in fiscal 2012.

•	Net Loss: The company expects net loss to range from $36 to $45 million, or a basic and diluted loss per share of approximately $0.38 to $0.47 per share. The basic loss per share is based on the current basic share count of approximately 96 million shares outstanding.

•	Share-based Compensation Expense: The company expects share-based compensation expense, included in the operating expenses above, to be in the range of $20 to $25 million.

•	Cash Flow from Operations: The company expects net cash outflow from operations to range from $5 to $15 million in fiscal 2012.

Conference Call
Alkermes will host a conference call at 4:30 p.m. ET on Wednesday, May 18, 2011, to discuss these financial results and provide an update on the company. The conference call may be accessed by dialing 1-888-424-8151 for domestic callers and 1-847-585-4422 for international callers. The conference call ID number is 6037988. In addition, a replay of the conference call will be available from 7:30 p.m. ET on Wednesday, May 18, 2011, through 5:00 p.m. ET on Wednesday, May 25, 2011, and may be accessed by visiting Alkermes’ website or by dialing 1-888-843-7419 for domestic callers and 1-630-652-3042 for international callers. The replay access code is 6037988.
About Alkermes
Alkermes, Inc. is a fully integrated biotechnology company committed to developing innovative medicines to improve patients’ lives. Alkermes developed, manufactures and commercializes VIVITROL® for alcohol and opioid dependence and manufactures RISPERDAL® CONSTA® for schizophrenia and bipolar I disorder. Alkermes’ robust pipeline includes extended-release injectable and oral products for the treatment of prevalent, chronic diseases, such as central nervous system disorders, addiction and diabetes. Headquartered in Waltham, Massachusetts, Alkermes has a research facility in Massachusetts and a commercial manufacturing facility in Ohio. For more information, please visit Alkermes’ website at www.alkermes.com.
Note Regarding Forward-Looking Statements
Certain statements set forth in this press release constitute “forward-looking statements” as defined by the SEC. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast” and other words and terms of similar meaning or use future dates. Such forward-looking statements include, but are not limited to: statements concerning future financial and operating performance, business plans or prospects; the successful manufacture and commercialization of VIVITROL and RISPERDAL CONSTA, including continued revenue growth from VIVITROL and RISPERDAL CONSTA; statements by Amylin concerning the expected commencement date and duration of the tQT study and timing around the submission of such study results to the FDA; the timing and approval of BYDUREON for the treatment of type 2 diabetes; the likelihood that the merger with EDT is consummated and the timing of such consummation; the financial and operational impact of the Alkermes and EDT merger; the timing, funding and feasibility of clinical trials for our products; and the therapeutic value of the company’s products. You are cautioned that forward-looking statements are inherently uncertain.
Although the company believes that such statements are based on reasonable assumptions within the bounds of its knowledge of its business and operations, the forward-looking statements are neither promises nor guarantees and they are necessarily subject to a high degree of uncertainty and risk. Actual performance and results may differ materially from those projected or suggested in the forward-looking statements due to various risks and uncertainties. These risks and uncertainties include, among others: the company’s ability to manufacture RISPERDAL CONSTA and VIVITROL on a commercial scale, economically or in sufficient quantities to supply the market; the company’s ability to successfully commercialize VIVITROL in the U.S.; Janssen’s ability to successfully commercialize RISPERDAL CONSTA and VIVITROL in Russia; the company’s ability to successfully conduct clinical trials in a timely and cost-effective manner; the possibility that the merger with EDT will not be completed because of the failure of one or more conditions, including but not limited to the failure to obtain the required regulatory approval and the failure of Alkermes shareholders to approve the merger; the possibility that the anticipated benefits from the proposed merger with EDT cannot or will not be fully realized; the possibility that costs or difficulties related to integration of the two companies will be greater than expected; whether clinical trial results for the company’s products will be predictive of real-world results or of results in subsequent clinical trials; whether advancement of BYDUREON will be delayed due to actions or decisions by Amylin with regard to development and regulatory strategy, timing and funding which are out of the company’s control; whether the tQT study will be completed on time or at all; whether the results of the tQT study will demonstrate that exenatide causes an effect on heart rhythm; decisions by foreign regulatory authorities or the FDA regarding the company’s products, including the FDA’s decision regarding Amylin’s New Drug Application submission for BYDUREON; whether the company’s products may have unintended side effects, adverse reactions or incidents of misuse that could cause the FDA or other health authorities to require post-approval studies or require removal of the company’s products from the market; and those risks described in Part 1, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the year ended March 31, 2010. The information contained in this press release is provided by the company as of the date hereof, and, except as required by law, the company disclaims any intention or responsibility for updating any forward-looking information contained in this press release.

Additional Information
In connection with the proposed merger, Alkermes plc will file with the SEC a registration statement that will include a preliminary prospectus regarding the proposed merger and Alkermes, Inc. will file with the SEC a proxy statement in respect of the proposed merger. The definitive proxy statement/prospectus will be mailed to the stockholders of Alkermes, Inc. INVESTORS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS AND OTHER MATERIALS REGARDING THE PROPOSED MERGER WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ALKERMES, INC. AND EDT AND THE PROPOSED TRANSACTION. Investors may obtain a free copy of the registration statement and the proxy statement/prospectus when they are available and other documents containing information about EDT and Alkermes, Inc., without charge, at the SEC’s website at http://www.sec.gov/. Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, when available, without charge, from Elan’s website http://www.elan.com/ or Alkermes, Inc.’s website at http://www.alkermes.com/.
This communication does not constitute an offer to sell, or the solicitation of an offer to sell, or the solicitation of an offer to subscribe for, or buy, any securities, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
Participants in Solicitation
This communication is not a solicitation of a proxy from any Alkermes shareholder. Alkermes, Inc. and its directors, officers and certain other members of management may, however, be deemed to be participants in the solicitation of proxies from Alkermes, Inc.’s shareholders in respect of the proposed merger. Information about these persons can be found in Alkermes, Inc.’s Annual Report on Form 10-K for the year ended March 31, 2010, as filed with the SEC on May 21, 2010. Additional information about the interests of such persons in the solicitation of proxies in respect of the merger will be included in the registration statement and the proxy statement/prospectus to be filed with the SEC in connection with the proposed merger. Investors can obtain free copies of these documents as described above.

VIVITROL® is a trademark of Alkermes, Inc. RISPERDAL® CONSTA® is a trademark of Janssen-Cilag group of companies. BYDUREON™ is a trademark of Amylin Pharmaceuticals, Inc.
(tables follow)

Alkermes, Inc. and Subsidiaries
Selected Financial Information (Unaudited)

	Year	Year
	Ended	Ended
Consolidated Statements of Operations	March 31,	March 31,
(In thousands, except per share data)	2011	2010

Revenues:
Manufacturing revenues	$118,521	$112,938
Royalty revenues	38,319	36,979
Product sales, net	28,920	20,245
Research and development revenue under collaborative arrangements	880	3,117
Net collaborative profit	—	5,002

Total Revenues	186,640	178,281

Expenses:
Cost of goods manufactured and sold	52,185	49,438
Research and development	97,239	95,363
Selling, general and administrative	82,847	76,514

Total Expenses	232,271	221,315

Operating Loss	(45,631)	(43,034)

Other Expense, net:
Interest income	2,728	4,667
Interest expense	(3,298)	(5,974)
Other expense, net	(290)	(360)

Total Other Expense, net	(860)	(1,667)

Loss Before Income Taxes	(46,491)	(44,701)

Income Tax Benefit	(951)	(5,075)

Net Loss	$(45,540)	$(39,626)

Loss per Common Share:
Basic and Diluted	$(0.48)	$(0.42)

Weighted Average Number of Common Shares Outstanding (GAAP and Pro Forma):
Basic and Diluted	95,610	94,839

Pro Forma Reconciliation:
Net Loss — GAAP	$(45,540)	$(39,626)
Share-based compensation and severance expense	19,832	15,327
Costs related to the redemption of the non-recourse 7% Notes	2,168	—
Costs incurred related to the relocation of the company’s corporate headquarters	—	18,949

Net Loss — Pro Forma	$(23,540)	$(5,350)

Pro Forma Loss per Common Share:
Basic and Diluted	$(0.25)	$(0.06)

This selected financial information should be read in conjunction with the consolidated financial statements and notes thereto included in the company’s Annual Report on Form 10-K for the year ended March 31, 2011, which the company intends to file in May 2011.

Consolidated Balance Sheets	March 31,	March 31,
(In thousands)	2011	2010

Cash, cash equivalents and total investments	$294,730	$350,193
Receivables	22,969	25,316
Inventory	20,425	20,653
Prepaid expenses and other current assets	8,244	10,936
Property, plant and equipment, net	95,020	96,905
Other assets	11,060	11,597

Total Assets	$452,448	$515,600

Non-recourse RISPERDAL CONSTA secured 7% notes - current	$—	$51,043
Other current liabilities	48,057	40,101
Deferred revenue — long-term	4,837	5,105
Other long-term liabilities	7,536	6,735
Total shareholders’ equity	392,018	412,616

Total Liabilities and Shareholders’ Equity	$452,448	$515,600

Alkermes Inc. and Subsidiaries
Quarterly Financial Data (Unaudited)

	Three Months Ended				Year Ended
	June 30,	September 30,	December 31,	March 31,	March 31,
	2010	2010	2010	2011	2011
(In thousands, except per share data)
Revenues:
Manufacturing revenues	$26,891	$33,163	$26,155	$32,312	$118,521
Royalty revenues	8,917	9,460	9,777	10,165	38,319
Product sales, net	6,204	6,469	7,729	8,518	28,920
Research and development revenue under collaborative arrangements	268	155	314	143	880

Total Revenues	42,280	49,247	43,975	51,138	186,640

Expenses:
Cost of goods manufactured and sold	12,665	13,911	12,860	12,749	52,185
Research and development	22,977	23,932	22,503	27,827	97,239
Selling, general and administrative	19,726	18,436	20,521	24,164	82,847

Total Expenses	55,368	56,279	55,884	64,740	232,271

Operating Loss	(13,088)	(7,032)	(11,909)	(13,602)	(45,631)

Total Other Expense (Income), net	(379)	(1,577)	567	529	(860)

Loss Before Income Taxes	(13,467)	(8,609)	(11,342)	(13,073)	(46,491)

Income Tax (Benefit) Provision	(58)	(943)	41	9	(951)

Net Loss	$(13,409)	$(7,666)	$(11,383)	$(13,082)	$(45,540)

Loss Per Common Share:
Basic and diluted	$(0.14)	$(0.08)	$(0.12)	$(0.14)	$(0.48)

Weighted Average Number of Common Shares Outstanding:
Basic and diluted	95,326	95,511	95,667	95,939	95,610